Exhibit 99.4

Nxt-ID, Inc.

Unaudited Pro Forma Condensed Combined Financial statements

The following unaudited pro forma condensed combined statements of operations and related notes present the historical condensed combined financial information of Nxt-ID, Inc. and its wholly-owned subsidiary Fit Pay, Inc., a private company, after giving effect to the acquisition of Fit Pay, Inc. by Nxt-ID, Inc. on May 23, 2017. The results of Fit Pay, Inc. have been included from May 23, 2017.

The unaudited pro forma condensed combined statements of income for the year ended December 31, 2016 combine our historical consolidated statements of income which include the post-acquisition operating results of LogicMark, LLC (“LogicMark”) for the period July 25, 2016 through December 31, 2016 with LogicMark’s pre-acquisition operating results for the period January 1, 2016 through July 24, 2016 and Fit Pay’s historical statement of operations for the year 2016 and have been prepared as if the acquisition had occurred on January 1, 2016. The unaudited pro forma financial statements should be read in conjunction with our audited financial statements for the year ended December 31, 2016 included in our Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on April 2017 and Fit Pay’s historical audited financial statements for the year ended December 31, 2016, included herein.

The unaudited pro forma condensed combined statements of income for the three months ended March 31, 2017 combine our historical condensed consolidated statements of income with Fit Pay’s historical statements of operations and have been prepared as if the acquisition had occurred on January 1, 2017. The historical Fit Pay statement of operations financial information reflect unaudited results for the three months ended March 31, 2017.

There is no pro forma condensed combined balance sheet as of March 31, 2017 as the Fit Pay acquisition has been reflected within our Form 10-Q filed with the SEC on August 14, 2017. Nxt-ID, Inc. accounted for this acquisition using the acquisition method of accounting. For detailed information on the Fit Pay acquisition, including the preliminary purchase price allocation refer to the Form 10-Q filed with the SEC on August 14, 2017.

The unaudited pro forma condensed combined financial information has been prepared by management for illustrative purposes only and is not necessarily indicative of the consolidated results of operations that would have been realized had the acquisitions of LogicMark and Fit Pay occurred as of the dates indicated, nor is it meant to be indicative of any future consolidated results of operations that the combined Company will experience. The historical consolidated financial information has been adjusted in the accompanying unaudited pro forma condensed combined financial statements to give pro forma effect to events that are (1) directly attributable to the acquisition of LogicMark and Fit Pay, (2) factually supportable and (3) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results. The pro forma adjustments included in the accompanying unaudited pro forma condensed combined financial statements are based on currently available data and assumptions that we believe are reasonable. However, the unaudited pro forma condensed combined statements of operations do not include any expected cost savings or restructuring actions which may be achievable or which may occur subsequent to the acquisition or the impact of any non-recurring activity and one-time transaction related costs.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2017

	Nxt-ID,	Fit Pay,	Adjustment	Pro Forma	Pro Forma
	Inc.	Inc.	Letter	Adjustments	Combined
	(Historical)	(Historical)

Revenues	$6,681,297	$56,004		$-	$6,737,301

Cost of Sales	3,172,007	48,585		-	3,220,592

Gross Profit	3,509,290	7,419		-	3,516,709

Operating Expenses:
General and administrative	1,360,686	214,682		-	1,575,368
Selling and marketing	996,758	44,372	A	185,717	1,226,847
Research and development	84,944	195,213		-	280,157

Total Operating Expenses	2,442,388	454,267		185,717	3,082,372

Operating Income (Loss)	1,066,902	(446,848)		(185,717)	434,337

Other Income and (Expense)
Change in fair value of warrant liabilities		-		-	-
Change in fair value of derivative liabilities					-
Interest expense	(1,703,930)	(1,434)	B	(10,648)	(1,716,012)
Total Other Expense	(1,703,930)	(1,434)		(10,648)	(1,716,012)

Loss before Income Taxes	(637,028)	(448,282)		(196,365)	(1,281,675)
Provision for Income Taxes	(93,187)	-		-	(93,187)

Net loss	(730,215)	(448,282)		(196,365)	(1,374,862)
Preferred stock dividend	(312,645)	-	C	(24,658)	(337,303)

Net Loss applicable to Common Stockholders	$(1,042,860)	$(448,282)		$(221,023)	$(1,712,165)

Net Loss Per Share - Basic and diluted	$(0.13)				$(0.18)

Weighted Average Number of Common Shares Outstanding - Basic and Diluted	7,838,072		D	1,912,303	9,750,375

Acquisition of Fit Pay, Inc.

(A)	To reflect the amortization of the acquired definite-lived intangible assets related to the Fit Pay acquisition for the period January 1, 2017 through March 31, 2017.
(B)	To reflect the accrual of interest expenses for the period January 1, 2017 through March 31, 2017 assuming the 5% Seller note was issued at the beginning of the year.
(C)	To reflect the accrual of dividends on the Series C Preferred Stock for the period January 1, 2017 through March 31, 2017. The Series C Preferred Stock was issued to fund in part the Fit Pay purchase price.
(D)	To reflect the issuance of Nxt-ID, Inc. shares of common stock issued as part of the purchase price consideration for the acquisition of Fit Pay, Inc.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

YEAR ENDED DECEMBER 31, 2016

				LogiMark			Fit Pay
	Nxt-ID,	LogicMark	Adjustment	Pro Forma	Fit Pay,	Adjustment	Pro Forma	Pro Forma
	Inc. (A)	(B)	Letter	Adjustments	Inc.	Letter	Adjustments	Combined
	(Historical)	(Historical)			(Historical)

Revenues	$7,736,320	$7,937,481		$-	$655,354		$-	$16,329,155

Cost of Sales	4,434,868	2,428,077		-	527,825		-	7,390,770

Gross Profit	3,301,452	5,509,404		-	127,529		-	8,938,385

Operating Expenses:
General and administrative	6,241,685	1,152,314	C	(628,790)	764,731		-	7,529,940
Selling and marketing	2,881,668	1,616,043	D	412,400	333,031	H	742,867	5,986,009
Research and development	888,187	35,389		-	1,905,051		-	2,828,627

Total Operating Expenses	10,011,540	2,803,746		(216,390)	3,002,813		742,867	16,344,576

Operating Income (Loss)	(6,710,088)	2,705,658		216,390	(2,875,284)		(742,867)	(7,406,191)

Other Income and (Expense)
Interest income	23	-		-	-		-	23
Interest expense	(3,275,059)	-	E,F	(2,851,185)	(3,897)	I	(42,592)	(6,172,733)
Loss on extinguishment of debt	(272,749)	-		-	-		-	(272,749)
Change in fair value of derivative liabilities	(2,299,020)	-		-	-		-	(2,299,020)
Total Other Expense, Net	(5,846,805)	-		(2,851,185)	(3,897)		(42,592)	(8,744,479)

Loss before Income Taxes	(12,556,893)	2,705,658		(2,634,795)	(2,879,181)		(785,459)	(16,150,670)
Provision for Income Taxes	(196,035)	-		-	(898)		-	(196,933)

Net Loss	(12,752,928)	2,705,658		(2,634,795)	(2,880,079)		(785,459)	(16,347,603)
Preferred stock dividend	(1,080,741)	-	G	(634,375)	(560,722)	J	(100,000)	(2,375,838)

Net Loss applicable to Common Stockholders	$(13,833,669)	$2,705,658		$(3,269,170)	$(3,440,801)		$(885,459)	$(18,723,441)

Net Loss Per Share - Basic and Diluted	$(2.24)							$(2.32)

Weighted Average Number of Common Shares Outstanding - Basic and Diluted	6,172,272					K	1,912,303	8,084,575

Acquisition of LogicMark LLC

(A)	The results of Nxt-ID, Inc. for the year ended Decdember 31, 2016 include the operating results of LogicMark for the post-acquisition period July 25, 2016 through December 31, 2016.
(B)	To reflect the pre-acquisition operating results of LogicMark for the period January 1, 2016 through July 24, 2016.
(C)	To reflect the addback of the expenses incurred by Nxt-ID, Inc. related to the LogicMark acquisition due to their nonrecurring nature.
(D)	To reflect the amortization of the acquired definite-lived intangible assets related to the LogicMark acquisition for the period January 1, 2016 through July 24, 2017.
(E)	To reflect the accrual of interest expenses for the period January 1, 2016 through July 24, 2016 assuming both the 15% Revolver and 15% Seller note were issued at the beginning of the year.
(F)	To reflect the amortization of the deferred debt issue costs related to the Revolver debt for the period January 1, 2016 through July 24, 2016.
(G)	To reflect the accrual of dividends on the Series B Preferred Stock for the period January 1, 2016 through July 26, 2016. The Series B Preferred Stock was issued to fund in part the LogicMark purchase price.

Acquisition of Fit Pay, Inc.

(H)	To reflect the amortization of the acquired definite-lived intangible assets related to the Fit Pay acquisition for the period January 1, 2016 through december 31, 2016.
(I)	To reflect the accrual of interest expenses for the period January 1, 2016 through december 31, 2016 assuming the 5% Seller note was issued at the beginning of the year.
(J)	To reflect the accrual of dividends on the Series C Preferred Stock for the period January 1, 2016 through December 31, 2016. The Series C Preferred Stock was issued to fund in part the Fit Pay purchase price.
(K)	To reflect the issuance of Nxt-ID, Inc. shares of common stock issued as part of the purchase price consideration for the acquisition of Fit Pay, Inc.